Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle, Suite C
Irvine, CA  92614-6401
(949) 955-2522.  Fax (949) 724-3817
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT FIRM

I consent to the use, in the amendment of the registration statement on Form S-1 of Berry Only  Inc., of my auditors’ report dated September 17, 2010, and the related financial statements of Berry Only Inc. for the year and period ended June 30, 2010 and 2009.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the registration statement.

/s/ JohnKinross-Kennedy

John Kinross-Kennedy,C.P.A.
September 17, 2010